SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: January 9, 2003

DATE OF EARLIEST EVENT REPORTED:    January 2, 2003

AMERIGROUP CORPORATION

Delaware	54-1739323
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

4425 Corporation Lane
Virginia Beach, VA 23462
(757) 490-6900

ITEM 2.    Acquisition

On January 2, 2003, AMERIGROUP Corporation issued a press release announcing that it had completed its acquisition of PHP Holdings, Inc. and its wholly-owned subsidiary Physicians Healthcare Plans, Inc., effective January 1, 2003. The acquisition will add approximately 190,000 members in Florida. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 5.    Other Events

On January 2, 2003, AMERIGROUP Corporation issued a press release announcing that its shares of common stock, par value $.01 will begin trading on the New York Stock Exchange on January 3, 2003. The Company’s common stock will trade under the symbol “AGP.” A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Business Acquired.

The financial statements of the acquired business, PHP Holdings, Inc and its wholly-owned subsidiary Physicians Healthcare Plans, Inc., have been omitted from this report and will be filed in an amendment to this Current Report on Form 8-K within the time frame permitted for such filing in reliance on Item 7(b)(2) of Form 8-K.

(b)  Pro Forma Financial Information.

The pro forma financial information required by this item has been omitted from this report and will be filed in an amendment to this Current Report on Form 8-K within the time frame permitted for such filing in reliance on Item 7(b)(2) of Form 8-K.

(c)  Exhibits

The following material is filed as an exhibit to this Current Report on Form 8-K.

Exhibit Number	Description

10.29
Merger Agreement by and among PHP Holdings, Inc., AMERIGROUP Florida, Inc., AMERIGROUP Corporation and the Shareholders (as defined therein), dated August 21, 2002, together with the first amendment dated December 30, 2002.

99.1	Press Release, dated January 2, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

Date:    January 9, 2003
By:    /s/  Scott M. Tabakin
Name:    Scott M. Tabakin
Title:      Senior Vice President and
                      Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.29
Merger Agreement by and among PHP Holdings, Inc., AMERIGROUP Florida, Inc., AMERIGROUP Corporation and the Shareholders (as defined therein), dated August 21, 2002, together with the first amendment dated December 30, 2002.

99.1	Press Release, dated January 2, 2003.